UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2009

Red Mile Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50814 (Commission File Number)	20-4441647 (IRS Employer Identification Number)

223 San Anselmo Way, #3
San Anselmo, CA 94960
(Address of principal executive offices) (Zip Code)

(415) 339-4240
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Red Mile Entertainment, Inc. (“Red Mile”) on February 12, 2008 with the Securities and Exchange Commission (the “Commission”), on February 11, 2008, Red Mile entered into an uncommitted revolving line of credit agreement (as amended on May 7, 2008, the “Credit Agreement”) with Tiger Paw Capital Corporation, a corporation controlled by Mr. Kenny Cheung, the owner of approximately 10.07% of Red Mile’s outstanding common stock (“Tiger Paw”), in the amount of $1,000,000 (“The Line”). The Line is secured by all present and future assets of Red Mile pursuant to a security agreement between Red Mile and Tiger Paw (the “Security Agreement”). Concurrent with the closing of the Line, Red Mile issued a promissory note to Tiger Paw obligating Red Mile to pay Tiger Paw on demand the aggregate principal amount of the advances made by Tiger Paw to Red Mile pursuant to the Line (the “Note”). Copies of the Credit Agreement, the Note and the Security Agreement were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to Red Mile’s Current Report on Form 8-K filed with the Commission on February 12, 2008.

As previously disclosed in the Current Report on Form 8-K filed by Red Mile on May 12, 2008 with the Commission, on May 7, 2008, Red Mile entered into a secured credit agreement with SilverBirch Inc. (“SilverBirch”), in the amount of CDN$750,000. Concurrent with the closing of the SilverBirch credit agreement, Tiger Paw agreed to subordinate CDN$750,000 of the Line (the “Subordination Agreement”). Tiger Paw also agreed, pursuant to a Forbearance Agreement with Red Mile on May 7, 2008 (as amended on November 5, 2008, the “Forbearance Agreement”), not to exercise any demand or enforcement rights under the Credit Agreement or the Note issued by Red Mile in connection with Credit Agreement until November 7, 2008. Copies of the Subordination Agreement and the Forbearance Agreement were filed as Exhibits 10.5 and 10.6, respectively, to Red Mile’s Current Report on Form 8-K filed with the Commission on May 12, 2008. The Subordination Agreement and Forbearance Agreement have now terminated according to their terms.

On June 19, 2009 (the “Effective Date”), Red Mile and Tiger Paw entered into a Second Amendment to Revolving Line of Credit Agreement and Promissory Note (the “Second Amendment”) pursuant to which all outstanding principal and accrued interest under the Credit Agreement, and all future advances and accrued interest will be due and payable on demand by Tiger Paw but in no event later than the first anniversary of the Effective Date. In addition, Tiger Paw is entitled, at its option, any time after the Effective Date, to convert all or part of the then-outstanding principal and accrued interest into shares of Red Mile’s common stock at a conversion price for each share of common stock equal to the average closing bid price for the common stock for the three trading days before the conversion date.  The foregoing description of the Second Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Section 2 – Financial Obligations

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Revolving Line of Credit Agreement and Promissory Note by and between Red Mile Entertainment, Inc. and Tiger Paw Capital Corp., dated June 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

	By:	/s/ Simon Price
Simon Price
Chief Executive Officer
Date: June 25, 2009